SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 12, 2000

                            Cox Communications, Inc.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)



                 1-6590                          58-2112288
              -------------                  -------------------
        (Commission File Number)      (I.R.S. Employer Identification Number)


                              1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
               ------------------------------------ -------------
               (Address of principal executive offices) (Zip Code)


                                 (404) 843-5000
                             -----------------------
              (Registrant's telephone number, including area code)





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Item 5.           Other Events.


         By letter dated May 12, 2000, the underwriters exercised their option to purchase $194,202,000 aggregate original principal amount at maturity (the "Option Securities") of Cox's Exchangeable Subordinated Discount Debentures due 2020 ( the "Discount Debentures") to cover over-allotments. Cox received approximately $81.0 million on May 18, 2000 in connection with the issuance and sale of the Option Securities, which amount included accrued original issue discount and cash interest from April 19, 2000 less underwriting commissions. For more information about the Discount Debentures and the offering of the Discount Debentures, see Cox's final prospectus supplement, dated April 13, 2000, as supplemented and filed with the SEC pursuant to Rule 424(b)(5) on April 18, 2000.


         The Discount Debentures are listed on the New York Stock Exchange under the trading symbol "COX DC20."


Item 7.           Financial Statements and Exhibits


         (a)      Not applicable.


         (b)      Not applicable.


         (c)        Exhibits:

                           1.1 Purchase Agreement, dated as of April 13, 2000, among Cox Communications, Inc., Credit Suisse First Boston Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the issuance and sale of the Discount Debentures (incorporated by reference to Cox's Current Report on Form 8-K, dated April 19, 2000 and filed April 24, 2000).

                           4.1 Indenture, dated as of June 27, 1995, between Cox Communications, Inc. and the Bank of New York, as trustee (incorporated by reference to Cox's registration statement on Form S-1, file no.
                                    33-99116).

                           4.2 Third Supplemental Indenture, dated as of April 19, 2000, between Cox Communications, Inc. and the Bank of New York, as trustee (incorporated by reference to Cox's Current Report on Form 8-K, dated April 19, 2000 and filed April 24, 2000).

                           4.3 Form of Discount Debentures (included as an exhibit to the Third Supplemental Indenture).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        COX COMMUNICATIONS, INC.


         Dated:  May 18, 2000            By:               /s/ Dallas S. Clement
                                                    ----------------------------
                                                               Dallas S. Clement
                                                               Treasurer